Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$363,565
Unrealized Gain (Loss) on Market Value of Futures	(1,265,326)
Dividend Income	6,523
Interest Income	67,043
ETF Transaction Fees	350
Total Income (Loss)	$(827,845)

Expenses
General Partner Management Fees	$23,082
Professional Fees	10,642
Brokerage Commissions	3,416
Non-interested Directors' Fees and Expenses	395
Prepaid Insurance Expense	266
NYMEX License Fee	577
SEC & FINRA Registration Expense	3,945
Total Expenses	42,323
Expense Waiver	(13,471)
Net Expenses	$28,852
Net Income (Loss)	$(856,697)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/18	$46,721,039
Withdrawals (50,000 Shares)	(1,676,422)
Net Income (Loss)	(856,697)

Net Asset Value End of Month	$44,187,920
Net Asset Value Per Share (1,300,000 Shares)	$33.99

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612